                                                                 Exhibit 3(a)(3)

                              UTILICORP UNITD INC.
                           CERTIFICATE OF DESIGNATION
                                     OF THE
              $1.775 SERIES CUMULATIVE CONVERTIBLE PREFERENCE STOCK

                                WITHOUT PAR VALUE

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                  The following resolutions were duly adopted by the Board of Directors of UtiliCorp United Inc., a Delaware corporation (the "CORPORATION"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "GCL"), on December 27, 1988, by unanimous written consent of the Board of Directors of the Corporation (the "BOARD OF DIRECTORS"), without a meeting, pursuant to Section 141(f) of the GCL:

                  WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to fix by resolution or resolutions the designation of each series of the preference stock, without par value, of the Corporation and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

                  WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of such preference stock and the number of shares constituting such series:

                  NOW, THEREFORE, BE IT RESOLVED:

                  1. DESIGNATION. The designation of this series of four million one hundred thousand (4,100,000) shares of preference stock created by this resolution is the "$1.775 Series Cumulative Convertible Preference Stock" (hereinafter, this "SERIES").

                  2. DIVIDENDS. The holders of this Series shall be entitled to receive an annual cash dividend of $1.775 per share, and no more, when and as declared by the Board of Directors out of funds legally available therefor, payable quarterly on the first day of each March, June, September and December, commencing on the first such date which is more than fifteen calendar days after the date of original issuance of the first share of this Series, to holders of record on the respective dates fixed for that purpose by the Board of Directors not less than ten nor more than sixty days in advance of payment of each dividend.


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                                       2


                  Dividends on shares of this Series shall be cumulative from and after the date of original issuance thereof, whether or not on any scheduled dividend payment date there shall be funds legally available for the payment of dividends.

                  So long as any shares of this Series are outstanding, the Corporation shall not pay or declare or set aside for payment any dividend payable in cash, evidences of indebtedness, assets or property other than cash, or capital stock of the Corporation ranking equally with or junior to this Series in respect of dividends, or make any other distribution on any preferred stock or common stock or any other class or series of stock of the Corporation ranking equally with or junior to this Series in respect of dividends, unless the Corporation has paid, or at the same time pays or provides for the payment of, all accrued and unpaid dividends on this Series; PROVIDED, HOWEVER, that the Corporation may pay less than all accrued and unpaid dividends on any class or series of stock ranking equally with this Series in respect of dividends if such payment is made ratably in accordance with the respective accrued and unpaid dividends on this Series and such class or series of stock ranking equally with this Series in respect of dividends.

                  Subject to Section 10 hereof, this Series shall not rank junior as to dividends to any other class or series of stock of the Corporation. This Series shall rank equally as to dividends with all shares of the Corporation" $2.4375 Series preference stock, without par value (the "$2.4375 SERIES PREFERENCE STOCK"), its $2.6125 Series preference stock, without par value (the "$2.6125 SERIES PREFERENCE STOCK"), and any other class or series of stock of the Corporation which is by its terms expressly made equal as to dividends to this Series. This Series shall rank senior as to dividends to the Corporation's common stock, par value $1 per share (the "COMMON STOCK"), its Class A common stock, par value $1 per share (the "CLASS A COMMON STOCK"), and any other class or series of stock of the Corporation which is not by its terms expressly made equal as to dividends to this Series.

                  The amount of dividends "accrued" on any share of stock of this Series at any scheduled dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend payment date, whether or not earned or declared, and the amount of dividends "accrued" on any share of stock of this Series at any date other than a scheduled dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend payment date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $1.775 for the period after such last preceding dividend payment date to and including the date as of which the calculation is made, based on the actual number of days elapsed.

                  3. LIQUIDATION RIGHTS. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation ("LIQUIDATION"), the holders of this Series shall be entitled to have paid to them out of the assets of the Corporation, before any distribution is made to or set apart for the holders of any shares of Common Stick or Class A Common Stock of the Corporation, or of any other class or series of stock of the Corporation ranking junior to this Series in respect of distribution of assets upon Liquidation, an amount equal to $20.00 per share, plus an amount in cash equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution. After payment in cash to holders of


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                                       3


this Series of the full preferential amount as aforesaid, holders of this Series shall, as such, have no right or claim to any of the remaining assets of the Corporation.

                  If upon any Liquidation the assets of the Corporation or proceeds thereof distributable among the holders of shares of this Series and of any class or series of stock of the Corporation ranking equally with this Series as to distribution of assets upon Liquidation shall be insufficient to pay in full the preferential amounts payable to such holders, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

                  Subject to Section 10 hereof, this Series shall not rank junior as to distribution of assets upon Liquidation to any other class or series of stock of the Corporation. This Series shall rank equally as to distribution of assets upon Liquidation with all shares of $2.4375 Series Preference Stock, $2.6125 Series Preference Stock and any other class or series of stock of the Corporation which by its terms is expressly made equal as to distribution of assets upon Liquidation to this Series. This Series shall rank senior as to distribution of assets upon Liquidation to all shares of Common Stock, Class A Common Stock and any other class or series of stock of the Corporation which is not by its terms expressly made equal as to distribution of assets upon Liquidation to this Series.

                  For purposes of this Section 3, neither (i) the acquisition by any person of more than 50% of the Common Stock, nor (ii) the consolidation or merger of the Corporation with or into any other corporation or the consolidation or merger of any other corporation with or into the Corporation, nor (iii) the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, shall be deemed to be a Liquidation.

                  4. REDEMPTION AT OPTION OF CORPORATION; SINKING FUND. Except as provided in paragraph (b) of this Section 4 and in Section 6 hereof, the shares of this Series shall not be redeemable before the fifth anniversary of the date of original issuance of the first share of this Series and thereafter will be redeemable at the option of the Corporation, by vote of the Board of Directors, in whole or in part at any time and from time to time at (x) the redemption price per share set forth below for the date fixed for redemption (for purposes of this Section 4 and Section 5 hereof, such date, together with any date upon which any redemptions are made pursuant to the sinking fund provided for in paragraph (b) of this Section 4, is hereinafter called the "REDEMPTION DATE") for such shares:

    Redemption Date
 During 12-month Period
 Beginning on the Fifth
Anniversary of Original                                               Redemption


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                                       4



  Issuance of the Shares                                                             Price
  ----------------------                                                             -----

         1994                                                                        $21.60
         1995                                                                        $21.03
         1996                                                                        $20.53
         1997 (and thereafter)                                                       $20.00


plus (y) in each case a sum equal to all dividends on such shares accrued and unpaid thereon to the Redemption Date.

                  (a) On the fifth anniversary of the date of original issuance of the first share of this Series and on each anniversary thereafter so long as any shares of this Series remain outstanding, the Corporation will redeem pursuant to a mandatory sinking fund at a price of $20.00 per share plus a sum equal to all dividends accrued and unpaid thereon to the Redemption Date a number of shares of this Series equal to 1/6 of the original number of shares of this Series (adjusted to give effect to any stock splits of or stock dividends on the shares of this Series) or, if fewer than 1/6 of such number of shares are then outstanding, the number of shares then outstanding. The Corporation may apply to its mandatory sinking fund obligation any shares of this Series owned by it and any shares of this Series previously redeemed by it (otherwise than through the operation of the mandatory sinking fund) which have not been previously credited against a mandatory sinking fund obligation. The Corporation's obligation to make redemptions pursuant to the mandatory sinking fund shall be cumulative.

                  5. PROCEDURE FOR REDEMPTION PURSUANT TO SECTION 4.

                  (a) In the event that fewer than all of the outstanding shares of this Series are to be redeemed at any one time pursuant to Section 4 hereof, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors to conform to any rule or regulation of the New York Stock Exchange or any other stock exchange upon which the shares of this Series may at the time be listed.

                  (i) The Corporation shall cause a notice to be mailed, first-class postage prepaid, at least 30 days, but not more than 90 days, prior to the Redemption Date, to each holder of record of shares of this Series to redeemed; if less than all of the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the number of certificates representing such shares. Such notice shall be mailed to such record holders at their respective addresses as they shall appear upon the books of the Corporation and shall set forth the Redemption Date, the redemption price per share and the place or places for surrender of certificates for shares to be redeemed.

                  (ii)Any notice which is mailed by the Corporation as provided in this Section 5 shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice; and failure to give such notice by m ail, or any defect in such notice, to the holders


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                                       5


of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of this Series. On or after the Redemption Date specified in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case fewer than all of the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the surrendering holder at the expense of the Corporation. If on the Redemption Date specified in such notice there shall have been deposited with a bank or trust company (the "DEPOSITARY") designed by the Board of Directors and located in the City of Kansas City, Missouri, the City of Chicago, Illinois, or the City of New York, New York, having a combined capital and surplus of at least $50,000,000, in trust for the account of the holders of the shares of this Series so called for redemption, funds in an amount equal to the aggregate amount payable upon redemption of the shares to be redeemed, together with irrevocable written instructions and authority to the Depositary to redeem such shares on and after such Redemption Date immediately upon the endorsement and surrender of the certificates therefor, then, notwithstanding that the certificates evidencing any such shares shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the Redemption Date, the shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, the holders thereof shall cease to be stockholders of the Corporation, and all rights with respect to such shares shall forthwith terminate except only the right to receive from the Depositary forthwith from and after the date of such deposit the amount payable upon redemption of the shares to be redeemed, without interest.

                  (b) Any interest accrued on funds so deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time. All funds deposited in accordance with this Section 5 which shall remain unclaimed by the holders of shares called for redemption at the end of six years after the Redemption Date shall be, if requested by the Board of Directors, returned by the Depositary to the Corporation, after which the holders of such shares shall look only to the Corporation for the payment of such unclaimed amounts, without interest.

                  (c) If any dividend or sinking fund payment on this Series is in arrears, no purchase or redemption shall be made of any shares of any class or series of stock of the Corporation ranking equally with or junior to this Series as to dividends or the distribution of assets upon Liquidation.

                  6. REDEMPTION AT OPTION OF HOLDERS. At any time (i) any person or entity becomes the beneficial owner of more than 50% of the Common Stock or
(ii) the Corporation is a party to a business combination, including a merger or consolidation or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of its property and assets, and as a result of such acquisition of shares of the Common Stock or any such business combination, shares of this Series thereafter are not convertible into common stock of the Corporation or of the ultimate parent of the Corporation which common stock is traded on the New York Stock Exchange, American Stock Exchange or the NASDAQ System of the National Association of Securities Dealers, Inc., each holder of record of shares of this Series shall have the option to require the Corporation to redeem the


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                                       6


shares of this Series owned by such holder, in whole or in part, at $20.00 per share plus accrued and unpaid dividends through the redemption date.

                  7. PROCEDURE FOR REDEMPTION PURSUANT TO SECTION 6.

                  (a) In the event of any acquisition described in clause (i) of
Section 6 hereof, the Corporation shall, on the date which is 45 days after the date of such acquisition, upon the written demand of any record holder of shares of this Series which so requests, redeem the shares of this Series owned by such holder at a price per share equal to $20.00 plus accrued and unpaid dividends through the redemption date. Within 5 days after the Corporation has knowledge that such acquisition has occurred, it shall mail, first-class postage prepaid, to each record holder of shares of this Series a form of written demand to be used by such holder to exercise his right of redemption (a "DEMAND FORM") and a notice which shall disclose the occurrence of the acquisition and the right of such holder to require the Corporation to redeem such shares. Such notice shall be mailed to such record holders at their respective addresses as they shall appear on the books of the Corporation and shall set forth the redemption date, the redemption price per share, the place or places for surrender of certificates for shares to be redeemed, the date by which such holder must notify the Corporation if it elects to require the Corporation to make such redemption (which shall not be less than 30 days after the date of such notice), and that each holder may elect to have his shares redeemed in whole or in part.

                  (i) The Corporation also shall deposit in trust funds sufficient to redeem on the redemption date all of the shares of this Series outstanding on the date of delivery by the Corporation of the notice referred to in clause (a)(i) above. Each record holder of shares of this Series which elects to require the Corporation to redeem on the redemption date some or all of the shares of this Series which such holder owns shall deliver to the Corporation on or after the redemption date, a completed Demand Form and the certificate or certificates relating to the shares of this Series to be redeemed.

                  (b) In the event of any business combination described in clause (ii) of Section 6 hereof, the Corporation shall, immediately prior to the effectiveness of such business combination, upon the written demand of any record holder of shares of this Series which so requests, redeem the shares of this Series owned by each such holder at a price per share equal to $20.00 plus accrued and unpaid dividends through such redemption date. Not less than 35 days prior to any such business combination the Corporation shall mail, first-class postage prepaid, to each record holder of shares of this Series a Demand Form, a notice of guaranteed delivery and a notice which shall disclose such business combination and the right of such holder to require the Corporation to redeem such shares. Such notice shall be mailed to such record holders at their respective addresses as they shall appear on the books of the Corporation and shall set forth the redemption date, the redemption price per share, the place or places for surrender of certificates for shares, the date by which such holder must notify the Corporation if it elects to require the Corporation to make such redemption (which shall not be less than 30 days after the date of such notice), and that each holder may elect to have his shares redeemed in whole or in part.

                  (i) Not later than the effectiveness of such business combination, the Corporation also shall deposit in trust funds sufficient to redeem on the redemption date all of the shares of this Series outstanding on the date of delivery by the Corporation of the notice referred to in clause
(b)(i) above. Each record holder of shares of this Series which elects to require the Corporation to redeem on the redemption date some or all of the shares of this Series which such holder owns shall deliver to the Corporation on or after the redemption date a completed Demand Form and the certificate or certificates relating to the shares of this Series to be redeemed or a duly executed notice of guaranteed delivery (guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States). Each election by a holder pursuant to this Section 7(b) shall become irrevocable upon the effectiveness of the business combination.

                  (c) If at any time the Corporation does not pay amounts sufficient to redeem all shares of this Series required to be redeemed by the Corporation pursuant to Section 6 hereof then such funds which are paid shall be applied to redeem such shares on a pro rata basis.

                  (d) Any notice which is mailed by the Corporation as provided in this Section 7 shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of this Series. On or after the redemption date specified in such notice, each holder of shares which has duly notified the Corporation of its election to redeem its shares (each, a "SURRENDERING STOCKHOLDER") shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case fewer than all of the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the surrendering stockholder at the expense of the Corporation. If on the date fixed for redemption under any provision of this Section 7 there shall have been deposited with any Depositary designated by the Board of Directors, in trust for the account of the surrendering stockholders, funds in an amount equal to the aggregate amount payable upon redemption of all shares to be surrendered by surrendering stockholders, together with irrevocable written instructions and authority to the Depositary to redeem such shares on or after such redemption date immediately upon the endorsement and surrender of the certificates therefor, then, notwithstanding that the certificates evidencing any such shares shall not have been surrendered, the dividends with respect to all shares to be surrendered by surrendering stockholders shall cease to accrue after the date fixed for redemption, such shares shall no longer be deemed outstanding, surrendering stockholders shall cease to be stockholders of the Corporation, and all rights whatsoever with respect to such shares to be redeemed shall terminate except only the right to receive from the Depositary forthwith from and after the date of such deposit the amount payable upon redemption of the shares to be redeemed, without interest.

                  (b) Any interest accrued on funds so deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time. All funds deposited in accordance with this Section 7 which shall remain unclaimed by the surrendering stockholders at the end of six years after the applicable redemption date shall be, if requested by the Board of Directors, returned by the Depositary to the Corporation, after which the surrendering stockholders shall look only to the Corporation for the payment of such unclaimed amounts, without interest.

                  8. CONVERSION RIGHTS. The holders of shares of this Series shall have the right, at their option, to convert shares of this Series into shares of Common Stock at any time on and subject to the following terms and conditions:

                  (a) The shares of this Series shall be convertible at the office of any transfer agent for this Series, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of this Series being taken at $20.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (the "CONVERSION PRICE") shall be initially an amount per share of Common Stock equal to (i) the average of the daily Closing Prices (as defined below) for the ten consecutive Trading Dates (as defined below) immediately preceding the Effective Date (as defined below), MULTIPLIED BY (ii) 1.15. The conversion price shall be adjusted as provided in paragraph (d) below.

                  (b) In order to convert shares of this Series into Common Stock the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that such holder elects to convert such shares. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this Series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion. Shares of this Series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions (the "CONVERSION DATE"), and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of this Series are called for redemption or required to be redeemed, the right to convert such shares shall cease and terminate at the close of business on the applicable redemption date, unless default shall be made in payment of the amount payable upon redemption of the shares to be redeemed.

                  (c) No fractional shares of Common Stock shall be issued upon conversion of shares of this Series, but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of this Series surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Closing Price on the date on which such shares of this Series were duly surrendered for conversion, or, if such date is not a Trading Date, on the next Trading Date.

                  (d) The conversion price shall be adjusted from time to time as follows:

                           (1) In case the Corporation shall (i) pay a dividend
                  or make a distribution on its outstanding shares of Common Stock in Common Stock, (ii) subdivide or split its outstanding shares of Common Stock into a larger number of shares by reclassification or otherwise, (iii) combine its outstanding shares of Common Stock into a smaller number of shares by reclassification or otherwise, or (iv) issue any shares by reclassification of its shares of Common Stock or otherwise, the conversion price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of any shares of this Series surrendered for conversion after such time shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such shares of this Series been converted immediately prior to such time.

                           (2) In case the Corporation shall issue rights or
                  warrants to holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in clause (4) below) on the record date mentioned below, the conversion price shall be adjusted upon the exercise of such warrants or rights (such adjustment to be computed as of the close of business on the last Trading Date of each week) so that the same shall equal the price determined by multiplying the conversion price then in effect by a fraction, of which the numerator shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which the aggregate exercise price of such warrants or rights exercised would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock then outstanding plus the number of additional shares of Common Stock issued upon the exercise of such warrants or rights. Such adjustment shall become effective at the opening of business on the business day next following the computation thereof.

                           (3) In case the Corporation shall distribute to
                  holders of its Common Stock evidences of its indebtedness or assets (excluding any cash or stock dividends or distributions and dividends referred to in clause (1) above) or rights or warrants to subscribe for or purchase securities of the Corporation or any of its subsidiaries (other than shares of Common Stock referred to in clause (2) above), then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in clause (4) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness or rights or warrants so distributed applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution.

                           (4) For the purpose of any computation under clause
                  (1), (2) or (3) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the thirty consecutive Trading Dates commencing not more than forty-five Trading Dates before the day in question, such thirty consecutive Trading Date period to be specified by the Board of Directors prior to the commencement of forty-five Trading Dates before the day in question or, in the event the Board of Directors fails to specify such thirty consecutive Trading Dates, such thirty consecutive Trading Dates shall be deemed to have commenced on the fortieth Trading Date before the day in question.

                           (5) No adjustment in the conversion price pursuant to
                  this Section 8 shall be required unless (i) such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED that any adjustment which by reason of this paragraph (d)(5) is not required to be made shall be carried forward and taken into account in any subsequent adjustment and will be made not more than three years after the time it would have been made but for the provisions of this paragraph
                  (d)(5); PROVIDED, FURTHER, that, at the time of any adjustment, such adjustment shall include all adjustments to the date thereof then being carried forward. All calculations under this Section 8 shall be made to the nearest 1/100 of a cent or to the nearest 1/100 of a share, as the case may be.

                  (e) In addition to the option of each holder of shares of this Series to require the Corporation to redeem such shares pursuant to
         Section 6 hereof, in case of any consolidation or merger of the Corporation with or into another corporation or in the case of any sale or conveyance to another corporation (in each case, other than a wholly-owned subsidiary of the Corporation) of all or substantially all of the property and assets of the Corporation, the holder of a share of this Series shall have the right thereafter, so long as the conversion right hereunder shall exist, to convert such share into the kind and amount of shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of this Series might have been converted immediately prior to such consolidation, merger, sale or conveyance and shall have no other conversion rights with regard to such share of this Series. In the event of such a consolidation, merger, sale or conveyance, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of this Series which shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of this Series. In case securities or properties other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this
         Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or properties.

                  (f) Whenever the conversion price is adjusted as herein provided:

                           (1) the Corporation shall compute the adjusted
                  conversion price in accordance with this Section 8 and shall prepare a certificate signed by the President or one of the Vice Presidents and the Treasurer or one of the Assistant Treasurers of the Corporation setting forth the adjusted conversion price, and such certificate shall forthwith be filed with the transfer agent or agents for this Series; and

                           (2) a notice stating that the conversion price has
                  been adjusted and setting forth the adjusted conversion price shall, as promptly as practicable, be mailed to the holders of record of the outstanding shares of this Series.

                  (g)      In case:

                           (1) the Corporation shall declare a dividend (or any
                  other distribution) on its Common Stock payable otherwise than in cash out of earned surplus; or

                           (2) the Corporation shall authorize the granting to
                  the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or series or of any other rights; or

                           (3) of any reclassification of the capital stock of
                  the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the property and assets of the Corporation, or of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

         then the Corporation shall cause to be mailed to the transfer agent or agents for this Series and to the holders of record of the outstanding shares of this Series, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                  (h) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of this Series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this Series then outstanding.

                  (i) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (j) For the purpose of this Section 8 the term "Common Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and which is not subject to redemption by the Corporation. However, shares issuable on conversion of shares of this Series shall include only shares of the class defined as "Common Stock" in Section 2 hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bear to the total number of shares of all such classes resulting from all such reclassifications.

                  (k) As used in this Section 8, the term "CLOSING PRICE" on any day shall mean the reported last sales price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose; the term "TRADING DATE" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business; and the term "EFFECTIVE DATE" shall mean the date upon which the merger of Michigan Energy Resources Company, a Michigan corporation, with and into the Corporation shall become effective.

                  9. VOTING RIGHTS. (a) Unless and until dividends payable on any shares of this Series shall be in arrears in an amount equivalent to one and one-half times the annual dividend, or more, per share, the holders of shares of this Series shall have no voting power or rights, except as otherwise provided herein, by the Certificate of Incorporation of the Corporation or by law. If and when dividends payable on any shares of this Series shall be in arrears in an amount equivalent to one and one-half times the annual dividend or more, per share, and thereafter until all dividends on shares of this Series in arrears shall have been paid, the holders of this Series, together with the holders of the $2.4375 Series Preference Stock, the $2.6125 Series Preference Stock, and any other class or series of stock of the Corporation which is by its terms expressly made equal as to dividends to this Series (for purposes of this Section 9, this Series, together with all such other classes and series, is hereinafter collectively referred to as the "PREFERENCE STOCK") voting as a single class separate from the holders of all other classes of capital stock, shall be entitled to elect two directors. The terms of office as directors of all persons who may be directors of the Corporation shall terminate upon the election of directors by the holders of the Preference Stock. The holders of the Common Stock shall have the right to elect the remaining directors of the Corporation. If the holders of the Preference Stock have not exercised their right to elect directors of the Corporation because of the lack of a quorum consisting of the holders of a majority of the Preference Stock, then the said directors shall be elected by the directors whose term of office is thus terminated, and in that event, such elected directors shall hold office for the interim period, pending such time as a quorum of the holders of the Preference Stock shall be present at a meeting held for the election of directors.

                  (a) If and when all dividends then in arrears on the Preference Stock then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holds of shares of the Preference Stock shall be divested of any special right with respect to the election of directors and the voting power of the holders of shares of the Preference Stock and the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on any shares of the Preference Stock were not paid in full, but always subject to the same provisions for vesting such special rights in the holders of shares of the Preference Stock in case of further like arrears in payment of dividends thereon. Upon the termination of any such special voting right, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preference Stock, as a class, pursuant to such special voting right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

                  (b) In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preference Stock voting as a single class separate from the holders of all other classes of capital stock, the remaining director elected by the holders of the Preference Stock may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In the event of simultaneous vacancies among directors elected by the holders of the Preference Stock, pursuant to the provisions of this Section 9, will be held.

                  (c) When ever the right shall have accrued to the holders of the Preference Stock to elect directors, voting as a single class, separate from the holders of all other classes of capital stock, then upon request in writing signed by any holder of the Preference Stock entitled to vote, delivered by registered mail or in person to the president, a vice president or secretary of the Corporation, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote at a meeting to be held at such time as such officer may fix, not less than ten (10) nor more than sixty
         (60) days after the receipt of such request, for the purpose of electing directors. At all meetings of stockholders held for the purpose of electing directors during such time as the holders of the Preference Stock shall have the special right, voting as a single class, separate from the holders of all other classes of capital stock to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Preference Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person of capital stock outstanding at the time, and not entitled to such special right, shall be required to constitute a quorum of such other classes for the election of directors.

                  10. RESTRICTIONS ON CERTAIN CORPORATE ACTION.

                  (a) So long as any shares of this Series are outstanding, no new class of stock shall be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to this Series, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares then outstanding of the preference stock, without par value, of the Corporation of which this Series forms a part (as a simple class separate from the holders of all other classes of stock) shall vote therefor in person or by proxy at the meeting of stockholders at which the creation of authorization of such new class of stock or such convertible securities is considered.

                  (b) So long as any shares of this Series are outstanding, the Corporation shall not increase the total authorized amount of the preference stock, without par value, of the Corporation of which this Series forms a part or any class of stock which is entitled to dividends or shares in distribution of assets on a parity with or in priority to such preference stock, unless the holders of record of not less than a majority of the number of shares of such preference stock then outstanding (as a single class separate from the holders of all other classes of stock) shall vote therefor in person or by proxy at a meeting held pursuant to notice containing a statement of such purpose.

                  11. OTHER RIGHTS. The holders of this Series shall not have any other preferences or special rights.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be made under the seal of the Corporation signed by its President and Secretary, respectively, this 28th day of December, 1988.

                                                     /s/ Richard C. Green, Jr.
                                                     --------------------------
                                                                      President

                                                     /s/ Roger K. Sallee
                                                     --------------------------
                                                                      Secretary